Exhibit 10.11

JOINT DEVELOPMENT AGREEMENT

This Joint Development Agreement (this “Agreement”) is made as of August 5, 2010 (the “Effective Date”) by and between Elevance Renewable Sciences, Inc., a Delaware corporation having its principal office at 175 E. Crossroads Parkway, Bolingbrook, Illinois 60440 (“ERS”), and Stepan Company, a Delaware corporation, with its principal offices at 22 Frontage Road, Northfield, IL 60093 (“Stepan”).

WHEREAS, Stepan is a global manufacturer of specialty chemicals and intermediate chemicals used in consumer products and industrial applications;

WHEREAS, ERS is a leader in developing and manufacturing modified natural oil-based products that can be made in a variety of forms including oils, blends, waxes and emulsions; and

WHEREAS, ERS and Stepan desire to collaborate by combining technologies and competencies to develop chemical derivatives of modified natural oil-based products for use in certain fields as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ERS and Stepan hereby agree as follows.

1. Defined Terms.

Terms used herein with initial capital letters shall have the respective meanings set forth below in this Section 1. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall,” and vice versa.

1.1. “Affiliate” means, with respect to a Party, any entity that Controls, is Controlled by, or is under common Control with, such Party.

1.2. “Commercial Milestones” means specific revenue, volume, and profitability goals with respect to sales of Products, Developed ERS Products, and Derivatives arising from a Joint Development Activity.

1.3. “Competitor” means, with respect to a Party, an entity designated as a competitor of such Party on Exhibit D, which Exhibit D shall be agreed upon by the Parties and attached hereto through an amendment hereto within thirty (30) days of the Effective Date.

1.4. “Confidential Information” means (a) any confidential business information (including, without limitation, confidential information related to a Party’s products, formulas, compositions, experimental work, customers, clients or suppliers) or other proprietary, confidential or non-public information of a Party, its affiliates or its or their directors, officers, employees, or customers or third parties to whom it owes a duty of confidentiality, including any of the foregoing provided by a Party to the other prior to the Effective Date pursuant to a prior confidentiality agreement between the Parties, and (b) the terms of this Agreement.

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

1.5. “Control” (including with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise; provided, however, that beneficial ownership of fifty percent (50%) or more of the voting stock of an entity shall be deemed to be Control.

1.6. “Derivative” means a composition or material derived from a Product.

1.7. “Derivatives and Applications Intellectual Property” means Developed Intellectual Property relating to (a) [***] and the processes to create, produce, manufacture, or develop the foregoing (including composition of matter, product by process, and process Intellectual Property and any trade secrets or Confidential Information relating to [***]), and (b) product applications relating to [***].

1.8. “Developed Intellectual Property” means any Intellectual Property that is made, conceived, developed, or conceived and reduced to practice, by either Party solely or jointly with the other Party (regardless of relative input, contribution or involvement), under this Agreement or otherwise resulting from activities in the Initial Screening Phase or Joint Development Activities.

1.9. “Developed ERS Product” means a new Product that is developed for or in connection with the Initial Screening Phase or a Joint Development Activity, but excluding compositions or materials derived from existing Products.

1.10. “Development Milestones” means specific milestones for development of Products, Developed ERS Products, and Derivatives with respect to a Joint Development Activity including timelines, resources, and/or technical accomplishments.

1.11. “Development Notice” means a written project plan for a Joint Development Activity specifying the development objectives, the expected results, and the market need.

1.12. “Executive Team” means a governance group of two (2) representatives from each of ERS and Stepan, comprising one (1) technical representative and one (1) commercial representative of each Party, that shall have responsibility for strategic decisions related to the Joint Development Activities, including modifications to the Joint Development Plan and the setting of Milestones, and for oversight of the Technical Coordinators.

1.13. “EBIT” means earnings before interest and taxes, as calculated in accordance with generally accepted accounting principles.

1.14. “[***] Fee” means a payment to be made by Stepan to ERS [***]. Unless otherwise specified in an applicable Joint Development Plan, [***].

1.15. “Existing ERS Intellectual Property” means all Intellectual Property owned by, or licensed to, ERS that was or is made, conceived, developed, reduced to practice or acquired by ERS prior to the Effective Date or independent of this Agreement or the Initial Screening Phase or the Joint Development Activities.

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

1.16. “Existing Stepan Intellectual Property” means any Intellectual Property owned by, or licensed to, Stepan that was or is made, conceived, developed, reduced to practice or acquired by Stepan prior to the Effective Date or independent of this Agreement or the Initial Screening Phase or the Joint Development Activities.

1.17. “Field” means a combination of product and application and market fields to be evaluated by the Parties during the Initial Screening Phase that are specified in Exhibit A (and subject to the limitations set forth in such Exhibit A), as revised to reflect reduction in scope as set forth in Section 2.4 or otherwise hereunder.

1.18. “Initial Screening Phase” means the period from the Effective Date through [***].

1.19. “Intellectual Property” means inventions, patents, patent applications, patent disclosures, innovations, improvements, formulae, materials, compositions, original works of authorship, software, databases, developments, concepts, methods, trade secrets, designs, trademarks, trade names, analyses, drawings, reports and all similar or related information or developments (whether or not patentable or registrable under copyright, trademark or similar laws) and all intellectual property rights and similar rights therein under any jurisdiction in the world.

1.20. “Joint Development Activity” means any activity or undertaking to be performed by one or both of the Parties as set forth in a Joint Development Plan.

1.21. “Joint Development Activity Field” shall mean that portion of the Field applicable to a Joint Development Activity, as set forth in a Joint Development Plan, which portion of the Field shall be defined by reference to: [***].

1.22. “Joint Development Plan” means a written and signed project plan for Joint Development Activities specifying (a) the details regarding the execution of, and objectives for, such Joint Development Activities, including the Parties’ respective roles and obligations, specific personnel of the Parties to be involved in and/or oversee such Joint Development Activities, the applicable Joint Development Activity Field, the objective(s) of such Joint Development Activities, the Products being utilized and evaluated or tested under such Joint Development Activities, the Developed ERS Products and Derivatives to be developed under such Joint Development Activities, the target market value for any materials developed under such Joint Development Activities, and the Parties’ expected expenses, inputs, contributions and investments with respect to such Joint Development Activities, (b) the commercial value sharing details with respect to such Joint Development Activities, (c) the Exclusivity Fee for the Field applicable to such Joint Development Activities, (d) the Development Milestones for such Joint Development Activities, and (e) the Commercial Milestones for such Joint Development Activities.

1.23. “Milestone” means either a Commercial Milestone or a Development Milestone.

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

1.24. “Natural Oils” means glyceride-based, non-petroleum-derived oils, that are produced by expression in plants or animals, including without limitation vegetable oils, animal fats, and algal oils, and fatty acid or fatty ester derivatives from such oils.

1.25. “Non-Field Applications Intellectual Property” means Developed Intellectual Property relating to product applications outside of the Field for [***].

1.26. “Non-Metathesis Feedstock Derivate” means a composition or material derived from a Non-Metathesis Feedstock.

1.27. “Non-Metathesis Feedstock” means any feedstock not resulting from the metathesis of a Natural Oil wherein such feedstock consists essentially of: [***].

1.28. “Party” means either of ERS or Stepan.

1.29. “Product” means any feedstock resulting from the metathesis of a Natural Oil, wherein such feedstock consists essentially of: [***].

1.30. “Product Intellectual Property” means Developed Intellectual Property relating to Products, Developed ERS Products, or Non-Metathesis Feedstock and the processes to create, produce, manufacture, or develop the foregoing (including composition of matter, product by process, and process Intellectual Property and any trade secrets or Confidential Information relating to Products, Developed ERS Products, or Non-Metathesis Feedstocks).

1.31. “Screening Milestone” means the Initial Screening Phase activities, expected progress, and timeline milestones for a particular Initial Screening Phase initiative, Product, Derivative, and/or Field, as specified in Exhibit B.

1.32. “Technical Coordinator” means the representative of a Party designated to act as a liaison with his or her counterpart at the other Party for the various technical matters that may arise during the course of the Joint Development Activities, which representative shall have an appropriate level of education, training, and experience to effectively carry out the foregoing responsibilities.

1.33. “Term” means the period from the Effective Date through the expiration or termination of this Agreement in accordance with Article 11.

2. Initial Screening.

2.1. Initial Screening Activities. During the Initial Screening Phase, ERS and Stepan shall collaborate to evaluate and assess the development and commercialization of Products, Developed ERS Products and Derivatives within the Fields. In connection with such collaboration, the Parties will seek to determine whether any Products, Developed ERS Products, or Derivatives are technically and commercially viable in such Fields. If Stepan believes that additional time is necessary to conduct screening activities, Stepan may propose to ERS that the Initial Screening Phase be extended for up to an additional three (3) months, but any extension shall be subject to the express written consent of ERS, which consent shall be granted or withheld in ERS’s sole discretion.

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

2.2. Exclusivity. [***]. Nothing herein shall limit either Party from collaborating with third parties in, or supplying third parties in connection with, markets or products other than the Fields. Notwithstanding the foregoing, ERS is expressly permitted to continue to engage in existing contractual arrangements, and to enter into new contractual arrangements, related to research, development, testing, and analysis regarding existing and future ERS materials, technologies, and products with parties that are not commercializing such materials, technologies and products, including third party consultants, laboratories, universities, research centers, research and development contractors, and other contractors; provided, however, that (a) ERS shall have the exclusive right under any such contractual arrangement to use and license any Intellectual Property developed under such contractual arrangement for commercial purposes [***], and (b) ERS has the right under any such contractual arrangement to oversee or control the disclosure and commercial use of such Intellectual Property in a manner that protects the Parties’ interests in such Intellectual Property that might have commercial applications [***]. ERS shall, during the Initial Screening Phase but subject to any confidentiality obligations ERS has to third parties, provide Stepan a monthly update on Products, Developed ERS Products, or Derivatives arising from its own development efforts, or those efforts resulting from such contractual arrangements, that are relevant to the Fields then being considered by Stepan in the Initial Screening Phase.

2.3. Screening Milestones. During the first thirty (30) days after the Effective Date, the Parties will mutually agree upon Screening Milestones to be in effect during the Initial Screening Phase and shall set forth such Screening Milestones in an updated Exhibit B added through an amendment to this Agreement. During the Initial Screening Phase, Stepan shall use commercially reasonable efforts to meet the Screening Milestones applicable to a particular Product, Developed ERS Products, and/or Derivative in a particular Field or portion of the Field. If Stepan fails to meet any such Screening Milestone, Stepan shall provide prompt notice to ERS of such failure. Such notice shall specify the Product, Developed ERS Products and/or Derivative and the Field or portion of the Field affected by the failure to meet any such Screening Milestone. During the first thirty (30) days after the date of such notice, Stepan shall have the right to correct such failure. If Stepan is unable to correct the failure within thirty (30) days of such notice or believes at any point prior to the end of such thirty (30) day period that it will be unable to remedy such failure within such thirty (30) day period, Stepan may escalate the issue for discussion and escalation in accordance with the procedures set forth in Section 13.1, in which case the Parties’ escalation representatives shall engage in good faith discussions as to whether the Screening Milestones should be modified, changed or adjusted over a period not to exceed fifteen (15) days in the aggregate. In the event Stepan is unable to correct the failure within thirty (30) days of such notice and the Parties have not agreed to modify, change or adjust the Screening Milestones through the escalation process specified above, the exclusivity granted to Stepan pursuant to Section 2.2 only with respect to the Product, Developed ERS Product and/or Derivative in the Field or portion of the Field to which the failure relates shall lapse, and the Parties shall be released from the restrictions and obligations with respect to such exclusivity. The Screening Milestones shall not be modified, revised, terminated, or changed in any way except upon mutual written agreement of the Parties. Notwithstanding the foregoing, a Screening Milestone shall be equitably adjusted to the extent Stepan is not able to meet such

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Screening Milestone or such Screening Milestone is not otherwise met as a result of the failure of ERS to meet any agreed-upon obligation it has in connection with the Initial Screening Phase, with an appropriate extension to such Screening Milestone commensurate with the delay caused by such ERS failure. Stepan’s obligation to meet the Screening Milestones shall terminate upon the conclusion of the Initial Screening Phase.

2.4. Reduction in Field. During the Initial Screening Phase, Stepan shall immediately provide notice to ERS if Stepan determines not to pursue a potential Joint Development Activity in any particular Field or portion of the Field, whether as a result of failure of technical verification, determination that feasible or attractive commercialization opportunities do not exist, or otherwise. [***]. Upon such notice, (i) the exclusivity granted to Stepan pursuant to Section 2.2 only with respect to the [***], and the Parties shall be released from the restrictions and obligations with respect to such exclusivity, and (ii) the Parties shall cease any and all joint development activities only with respect to the [***].

2.5. Samples. During the Initial Screening Phase and during the term of any Joint Development Plan, Stepan will provide to ERS reasonable quantities of sample materials of Derivatives generated during the Initial Screening Phase or under such Joint Development Plan, for ERS screening of samples of such Derivatives for [***]. Stepan shall not provide samples of such Derivatives to third parties without first obtaining ERS’s consent, except (a) [***], and (b) provision of samples to third parties shall be bound by agreements to Stepan that (i) require such third parties to not disclose such samples or the characteristics, properties or attributes thereof, and (ii) require such third parties to not apply for patents with respect to such Derivatives, including with respect to the characteristics, properties, attributes or potential applications thereof. During the Initial Screening Phase and during a reasonable period of analysis under each Joint Development Plan, ERS may perform tests and analyses on such samples provided by Stepan hereunder to assess [***]. If ERS identifies Derivatives that demonstrate [***], ERS will notify Stepan of such finding within thirty (30) business days, and the Parties will coordinate and collaborate with respect to the development and filing of patent applications with respect thereto taking into account their respective ownership or control of Developed Intellectual Property hereunder.

3. Development Activities.

3.1. Establishment of Joint Development Activities. During the Initial Screening Phase and for up to thirty (30) days after the conclusion of the Initial Screening Phase, if Stepan determines in good faith that a reasonable and commercially feasible opportunity exists with respect to a Product, Developed ERS Product or Derivative in the Field, Stepan may elect to form a Joint Development Activity with respect thereto by providing to ERS a Joint Development Notice specifying the Joint Development Activities and reflecting details to populate the categories set forth in Exhibit C for a Joint Development Plan, including proposed Milestones and other details that reflect a reasonable and good faith attempt by Stepan to ensure that the resources, efforts and scope of the Joint Development Activity under such Joint Development Plan correspond to the size and scope of the market opportunity in connection with such Joint Development Activity and the Parties’ respective current and future resources and technical capabilities. The Joint Development Activity Field applicable to a Joint Development

Activity under a Joint Development Plan shall be some portion of the Fields set forth on Exhibit A, but shall not expand or be outside of such Fields without the mutual agreement of the Parties evidenced as an express intent to expand such Fields in the applicable Joint Development Plan. At any time thereafter the Executive team and Technical Coordinators may establish additional Joint Development Activities through the creation and execution of additional Joint Development Plans. Upon approval of a Development Notice in writing by ERS, the activities specified therein shall constitute Joint Development Activities for purposes of this Agreement. If any portion of the Field is not covered by a Joint Development Activity Field established within thirty (30) days of the conclusion of the Initial Screening Phase, (a) the exclusivity granted to Stepan pursuant to Section 2.2 only with respect to such portion of the Field shall lapse, and the Parties shall be released from the restrictions and obligations only with respect to such exclusivity in such portion of the Field, and (b) the Parties shall cease any and all joint development activities in such portion of the Field.

3.2. Joint Development Plan. The Parties shall carry out their respective obligations with respect to the Joint Development Activities as set forth in each agreed upon Joint Development Plan, each of which shall be attached hereto as Exhibit C and incorporated herein upon execution by the Parties. For so long as a Joint Development Plan is in place, the Parties shall work with one another to carry out their respective Joint Development Activities thereunder and seek to maximize the value for the Parties in connection therewith, subject to the exclusivity provisions in Section 3.3. The Parties shall at all times during the Term cooperate and collaborate in good faith with respect to the Joint Development Activities and the implementation and execution of the Joint Development Plan. In the event of any conflict or ambiguity between a term or condition of the body of this Agreement and a term or condition of the Joint Development Plan, the applicable term or condition of the body of this Agreement shall control unless the applicable term or condition of the Joint Development Plan expressly states that it shall control over a specific term or condition of the body of this Agreement.

3.3. Development Exclusivity. For so long as a Joint Development Plan is in place, neither Party shall, except in connection with the Joint Development Activities, undertake any activities itself, or undertake any joint development activities in collaboration with or on behalf of any third party, in connection with the Joint Development Activity Field applicable to such Joint Development Plan. Notwithstanding the foregoing, ERS is expressly permitted to continue to engage in existing contractual arrangements, and to enter into new contractual arrangements, related to research, development, testing, and analysis regarding existing and future ERS materials, technologies, and products with parties that are not commercializing such materials, technologies and products, including third party consultants, laboratories, universities, research centers, research and development contractors, and other contractors; provided, however, that (a) ERS shall have the exclusive right under any such contractual arrangement to use and license any Intellectual Property developed under such contractual arrangement for commercial purposes in the Field, and (b) ERS has the right under any such contractual arrangement to oversee or control the disclosure and commercial use of such Intellectual Property in a manner that protects the Parties’ interests in such Intellectual Property that might have commercial applications in the Field. ERS shall, for so long as such a Joint Development Plan is in effect but subject to any confidentiality obligations ERS has to third parties, provide Stepan a monthly update on Products or Derivatives arising from its own development efforts, or those efforts resulting from such contractual arrangements, that are relevant to the Joint Development Activity Field(s) in effect at the time of such update.

3.4. Failure to Agree on a Joint Development Plan. If the Parties are unable to agree upon a Joint Development Plan within thirty (30) days of the date of a Joint Development Notice, then either Party may escalate the dispute or disagreement with respect to Milestones and such other terms as may be in dispute or are subject to disagreement in accordance with the procedures set forth in Section 13.1, in which case the Parties’ escalation representatives shall, over a period not to exceed thirty (30) days, use good faith efforts to resolve the dispute or disagreement and to establish Milestones and other commercial terms with respect to such Joint Development Activity that are mutually acceptable to the Parties, and the Parties shall document all aspects of the Joint Development Plan upon which the Parties are able to agree. The Parties shall cease all activities with respect to the proposed Joint Development Activity pending resolution of such dispute or disagreement.

If the Parties are unable to agree upon any Milestones or any other commercial terms to be applicable to a Joint Development Plan through the escalation process set forth in Section 13.1 within the thirty (30) day period for escalation, then, unless the Parties agree to extend the period to resolve the dispute or disagreement, Stepan shall

(a) elect to abandon the proposed Joint Development Activity (in which case Section 6.4 shall apply), or

(b) submit the dispute with respect to Milestones and/or other commercial terms regarding the proposed Joint Development Activity to binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, which submission shall include all terms of the Joint Development Plan to which the Parties were able to agree and shall identify those terms of the Joint Development Plan that are in dispute.

The arbitration shall be heard and determined by a panel of three (3) arbitrators, each of whom shall be a neutral and disinterested commercial attorney having reasonable experience and qualifications to arbitrate a dispute hereunder. Each Party shall choose one (1) arbitrator, with the third arbitrator chosen by agreement of the two (2) arbitrators chosen by the Parties. In the event the two (2) arbitrators chosen by the Parties cannot agree on a third arbitrator, such third arbitrator shall be selected by the American Arbitration Association. The decision of a majority of the arbitrators shall be final and binding on the Parties. The arbitration proceeding shall occur in Chicago, Illinois, each Party shall bear its own costs relating to such arbitration, and the Parties shall equally share the arbitrators’ fees and expenses. The resolution of the arbitrators shall be final and binding on the Parties, without right of appeal. Notwithstanding the foregoing, in no event shall any arbitration award provide a remedy beyond those permitted under this Agreement, and any award providing a remedy beyond those permitted under this Agreement shall not be confirmed, no presumption of validity shall attach, and such award shall be vacated. Materials exchanged or submitted under the arbitration and other information related to the arbitration proceeding shall be Confidential Information of the disclosing Party.

The arbitration panel shall, utilizing data and information provided by ERS and Stepan,

(i)	assess the Parties’ disputed positions regarding the resources, efforts and scope of the proposed Joint Development Activity under the proposed Joint Development

Plan and the Parties’ disputed proposed Milestones and commercial terms with respect thereto in light of the size and scope of the market opportunity in connection with such Joint Development Activity and in light of those terms of the Joint Development Plan that the Parties have agreed to and are not in dispute, and

(ii)	establish a set of terms to be included in the Joint Development Plan solely with respect to those terms in dispute between the Parties, which terms shall be appropriate, equitable, and commercially feasible in light of:

(A)	the size and scope of the market opportunity in connection with such Joint Development Activity;

(B)	the exclusivity that applies to Joint Development Plans hereunder; and

(C)	the technological, resource, capital and other commercial and technical capabilities and characteristics of the Parties.

Upon establishment of such terms with respect to the matters in dispute between the Parties by the arbitration panel, such established terms shall be binding on the Parties and shall be added to a Joint Development Plan entered into by the Parties.

In the event the arbitration panel establishes a set of terms to be included in the Joint Development Plan which has the effect of reducing the scope of the Joint Development Activity Field as compared to the original scope of the Joint Development Activity Field set forth in the Development Notice, the Parties agree that the portion of the Joint Development Activity Field that has been withdrawn from the Joint Development Plan shall not be deemed to have been abandoned by Stepan except as set forth below. The arbitration panel shall, utilizing data and information provided by ERS and Stepan:

(i)	determine the scope of the Joint Development Activity Field that has been withdrawn, the resources and capital needed to conduct a Joint Development Activity with respect to that withdrawn scope portion, and the size and scope of the market opportunity associated with that withdrawn scope portion; and

(ii)	calculate a reasonable, one-time fee, payable by Stepan to ERS at Stepan’s election, to reserve Stepan’s exclusive right to establish a Joint Development Activity under Section 3.1, on such withdrawn scope portion of the Joint Development Activity Field (the “Joint Development Reservation Fee”). The arbitration panel shall establish the time period during which Stepan’s exclusive right to establish a Joint Development Activity will be reserved (“Joint Development Reservation Period”), which in no event shall be less than one (1) year or more than three (3) years in duration.

In calculating the Joint Development Reservation Fee, the arbitration panel shall consider, among other things and in addition to the information provided by the Parties to the arbitration panel: (A) the likelihood that a Joint Development Plan directed to the withdrawn scope portion of the Joint Development Activity Field will result in a successful commercialization of a Product, Developed ERS Product or Derivative in the withdrawn scope portion of the Joint Development Activity Field and (B) the duration of the Joint Development Reservation Period. If Stepan elects not to pay the Joint Development Reservation Fee, the withdrawn scope portion of the Joint Development Activity Field shall be deemed to have been abandoned by Stepan (in which case Section 6.4 shall apply).

3.5. Failure to Meet Milestones by Stepan. If Stepan fails to meet any Milestone under a Joint Development Plan within thirty (30) days after receipt of notice thereof from ERS:

(a) Stepan may escalate the issue for discussion and escalation in accordance with the procedures set forth in Section 13.1, in which case the Parties’ escalation representatives shall engage in good faith discussion as to whether the Milestones should be equitably adjusted due to changed circumstances or other factors outside the Parties’ control and how exclusivity should be adjusted; or

(b) Stepan may elect, in its sole discretion, during the period from the time such notice is given by ERS until the earlier of thirty (30) days thereafter and such time as the Parties terminate attempts to address the failure pursuant to the procedures set forth in Section 13.1, to pay the applicable Exclusivity Fee(s) for the Joint Development Plan, in which case the exclusivity under the Joint Development Plan for the applicable Joint Development Activity and the Joint Development Activity Field thereunder shall remain in effect for a period of one (1) year from the date the Milestone was missed. If the Parties are unable to agree to an adjustment to the Milestones or other aspects of the Joint Development Plan through the procedures set forth in Section 13.1 and Stepan does not elect to pay the Exclusivity Fee in accordance with the foregoing, ERS may terminate the Joint Development Plan as set forth in Section 11.3.

3.6. Failure to Meet Milestones by ERS. If ERS fails to meet any Milestone under a Joint Development Plan within thirty (30) days after receipt of notice thereof from Stepan, ERS may escalate the issue for discussion and escalation in accordance with the procedures set forth in Section 13.1, in which case the Parties’ escalation representatives shall engage in good faith discussion as to whether the Milestones should be equitably adjusted due to changed circumstances or other factors outside the Parties’ control and how exclusivity should be adjusted. If the Parties are unable to agree to an adjustment to the Milestones or other aspects of the Joint Development Plan through the procedures set forth in Section 13.1 after escalation in accordance with the foregoing, Stepan may elect, in its sole discretion, to either terminate the applicable Joint Development Plan as set forth in Section 11.4 or to continue to perform under the applicable Joint Development Plan, in which case:

(a) ERS shall use commercially reasonable efforts to remedy the failure to meet the applicable Milestone and to meet the other Milestones for which it is responsible;

(b) subject to the last sentence of this Section 3.6, the exclusivity with respect to Joint Development Activities thereunder pursuant to Section 3.3 shall remain in effect until the Milestone is remedied by ERS; and

(c) the exclusivity with respect to any Derivative that has been commercialized prior to the Milestone failure by ERS or in such extended period of exclusivity shall remain in effect until the Milestone is remedied by ERS, and (d) the obligations on Stepan to meet Milestones for which it is responsible shall be suspended until the milestone is remedied by ERS.

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

If ERS fails to remedy the Milestone [***] pursuant to clause (b) of the preceding sentence, then:

(i)	if Stepan has not successfully commercialized a Derivative as part of the applicable Joint Development Activity, the exclusivity with respect to the applicable Joint Development Activity and the applicable Joint Development Activity Field under Section 3.3 shall terminate and convert to non-exclusive for the Parties and the provisions of Section 6.5 shall apply; or

(ii)	if Stepan has commercialized a Derivative as part of the applicable Joint Development Activity, Stepan shall elect either (A) to continue to perform under the applicable Joint Development Activity on an exclusive basis, in which case the Milestones that ERS has failed to meet shall be modified to reflect the actual validated performance of ERS and the applicable Joint Development Plan shall continue in accordance with its terms or until a commercial agreement with respect thereto is entered into by the Parties, or (B) to terminate the exclusivity with respect to the Joint Development Activity, in which case the exclusivity with respect to the applicable Joint Development Activity and the applicable Joint Development Activity Field under Section 3.3 shall terminate and convert to non-exclusive for the Parties and the provisions of Section 6.5 shall apply.

3.7. Tracking and Adjustment of Milestones. The Parties shall track the Milestones routinely to ensure mutually-beneficial progress and the Parties shall, through the Executive Team, assess updates to the Milestones semi-annually (or more frequently if mutually agreed) to enable the most effective use of resources by both Parties.

3.8. Amendments to Joint Development Plans. The Parties may, from time to time, amend any Joint Development Plan or attach new Joint Development Plans to reflect changed objectives or expected results or to add, delete or modify Stepan Products and product categories, ERS inputs, Stepan outputs, the Parties’ respective obligations, or other details related to the Joint Development Activities. Any amendment to a Joint Development Plan must be in writing and signed and shall be an amendment to this Agreement that is entered into in accordance with Section 14.2.

3.9. Costs of Development Activities. Unless expressly set forth to the contrary in the Joint Development Plan, each Party shall bear its own costs and expenses to conduct the Joint Development Activities.

3.10. Use of Subcontractors and Consultants. Each Party may use subcontractors or consultants to engage in the Joint Development Activities on such Party’s behalf. Without limiting anything herein, each Party shall bind its subcontractors and consultants to obligations of confidentiality and transfer and ownership of Intellectual Property (including transfers thereof as necessary to effect the ownership and licensing of Intellectual Property between the Parties

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

hereunder) consistent with those specified in this Agreement and such other applicable obligations that are consistent with those set forth herein with respect to the Parties. Each Party shall be liable for the acts and omissions of its subcontractors and consultants related to this Agreement.

4. Commercial Agreement.

4.1. Commercial Agreement and Value Share. In connection with each Joint Development Plan, the Parties shall negotiate various commercial terms and/or agreements for the supply from ERS to Stepan of Products and/or Developed ERS Products in connection with the Joint Development Activities under such Joint Development Plan and for the sharing of profits resulting from sales of Products, Developed ERS Products, or Derivatives to customers. Each Joint Development Plan shall include the pricing and profit share approach and methodology to be included in such commercial agreement, which pricing and profit share approach shall include:

(a)	[***]

(b)	[***]; and

(c) customary audit rights and payment terms related to pricing and profit sharing; provided that the Parties may convert any value sharing or profit sharing mechanism to a straight price calculation at any time in the future upon mutual agreement.

The Parties agree that the basis for the pricing and profit share approach for each Joint Development Plan shall be based on [***] may be adjusted upon mutual agreement to recognize inordinate expenses, resources, efforts, or other factors. The Parties shall not be required to enter into a separate commercial agreement for each Joint Development Plan, but may enter into a master commercial agreement with a framework to accommodate distinct or separate products, pricing, value share, and other commercial details for each Joint Development Plan.

4.2. Commercial Exclusivity. With respect to any Product, Developed ERS Product or Derivative that has been commercialized in connection with a Joint Development Activity and for so long as the applicable Joint Development Plan remains in effect, (a) ERS shall not knowingly supply Product or Developed ERS Product to any third party within the applicable Joint Development Activity Field except in the context of an existing or future contractual relationship of the type exempted from the exclusivity requirements of Section 3.3 for the supply of non-commercial quantities of such Product, Developed ERS Product or Derivative for research purposes only, and (b) Stepan shall source all of its requirements for such Products and Developed ERS Products from ERS. If ERS becomes aware that any third party to which ERS has supplied Product or Developed ERS Product has made use of such Product or Developed ERS Product within the applicable Joint Development Activity Field, ERS shall take all commercially reasonable actions to terminate supply to such third party or to otherwise prevent such use being made in a similar manner in the future.

5. Program Management.

5.1. Composition of Executive Team. The Parties’ respective members of the Executive Team are John Venegoni and Frank Pacholec for Stepan and Andy Shafer and Steve DiBiase for ERS. Each Party may change its designated members in the Executive Team by notifying the other Party in writing, and each Party shall promptly fill any vacancy on the Executive Team. Each member of the Executive Team shall have an appropriate level of education, training, and experience to effectively carry out his or her respective responsibilities in connection with the Executive Team.

5.2. Meetings and Responsibilities of Executive Team. The Executive Team shall meet periodically, but in no event less frequently than once every six (6) months, to decide on all strategic decisions with respect to the Joint Development Activities. Each meeting of the Executive Team shall be attended by at least one (1) representative of each Party, but all decisions of the Executive Team shall be made in accordance with Section 5.3. Within two (2) weeks of each meeting of the Executive Team, a selected representative of the Executive Team shall distribute a written summary of the meeting and any decisions made or issues identified to the Parties. The Executive Team shall determine which Products and Derivatives will be commercialized and shall also be responsible for material modifications to the Joint Development Activities, including any formal amendment thereto. The Executive Team shall work together in good faith to resolve any issue identified by, or brought to the attention of, the Executive Team.

5.3. Decisions of Executive Team. The Executive Team shall make its decisions by unanimous vote of all of its members, and such decisions shall be documented in writing. Members of the Executive Team may participate in, and vote at, meetings in person or by telephone. For any matters that the Parties are unable to agree upon by unanimous decision of the Executive Team, either Party may submit such matter for resolution in accordance with Section 13.1.

5.4. Records. Each Party shall keep and maintain adequate records and reports to enable it to furnish the Executive Team with complete and accurate information regarding the conduct of the Joint Development Activities as reasonably requested by the Executive Team.

5.5. Technical Coordinators. Each Party’s initial Technical Coordinator for applicable Joint Development Activities shall be specified in each corresponding Joint Development Plan. Each Party may change its Technical Coordinator under a Joint Development Plan at any time by notifying the other Party in writing. The Technical Coordinator shall be authorized by each Party to: (a) represent that Party in discussions regarding all technical matters related to performance of the Joint Development Activities and the day-to-day operations under the corresponding Joint Development Plan; (b) coordinate the exchange of Confidential Information; and (c) report to the Executive Team on the status of the Joint Development Activities and the implementation and execution of the applicable Joint Development Plan.

6. Intellectual Property Rights.

6.1. Existing Intellectual Property.

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

(a) Existing ERS Intellectual Property. ERS shall remain the sole and exclusive owner of all right, title and interest in and to, all of the Existing ERS Intellectual Property. ERS hereby grants to Stepan an [***]. The [***] license set forth above shall not limit ERS’s own use of, or exercise of rights with respect to, Existing ERS Intellectual Property (i) in accordance with its activities hereunder, or (ii) outside of the scope of the license set forth above.

(b) Existing Stepan Intellectual Property. Stepan shall remain the sole and exclusive owner of all right, title and interest in and to, all of the Existing Stepan Intellectual Property. Stepan hereby grants to ERS an [***]. The [***] license set forth above shall not limit Stepan’s own use of, or exercise of rights with respect to, Existing Stepan Intellectual Property (i) in accordance with its activities hereunder, or (ii) outside of the scope of the license set forth above.

6.2. ERS Owned Developed Intellectual Property.

(a) ERS Owned. ERS shall own all right, title and interest in and to [***] by the Parties.

(b) Transfer of Ownership. Stepan hereby irrevocably transfers and assigns to ERS any and all of its right, title, and interest in and to such [***] owned by ERS to the fullest extent permitted by applicable law.

(c) License. ERS hereby grants to Stepan:

(i) an [***] in each case solely as necessary to perform its obligations and activities under this Agreement, including Initial Screening and Joint Development Activities; and

(ii) a [***].

The [***] license set forth above in Section 6.2(c)(i) shall not limit ERS’s own use of, or exercise of rights with respect to, Existing ERS Intellectual Property (i) in accordance with its activities hereunder, or (ii) outside of the scope of the license set forth above. Notwithstanding the fact that Non-Field Applications Intellectual Property is intended to apply to applications outside of the Field (as may be modified during and after the Initial Screening Phase in the event of Stepan’s abandonment and to account for the formation of Joint Development Activity Fields as set forth herein) only, the foregoing licenses under Non-Field Applications Intellectual Property set forth in this Section 6.2(c) shall apply if and to the extent any such Non-Field Applications Intellectual Property applies to any applications within the Field, and such licenses shall apply to use of such Non-Field Applications Intellectual Property solely within the Field.

6.3. Stepan Owned Developed Intellectual Property.

(a) Stepan Owned. Stepan shall own all right, title and interest in and to all [***].

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

(b) Transfer of Ownership. ERS hereby irrevocably transfers and assigns to Stepan any and all of its right, title, and interest in and to [***] to the fullest extent permitted by applicable law.

(c) License. Stepan hereby grants to ERS:

(i) an [***] as necessary to perform its obligations and activities under this Agreement, including Initial Screening and Joint Development Activities; and

(ii) an [***]; and

(iii) a [***].

The [***] license set forth above in Section 6.2(c)(i) shall not limit Stepan’s own use of, or exercise of rights with respect to, Existing Stepan Intellectual Property (i) in accordance with its activities hereunder, or (ii) outside of the scope of the license set forth above.

6.4. Intellectual Property in Abandoned Portions of Field. If, (a) during the Initial Screening Phase or within thirty (30) days of the completion of the Initial Screening Phase, Stepan elects not to pursue a Joint Development Activity with respect to any portion of the Field as set forth in Section 2.4 or if Stepan fails to meet any Screening Milestones as set forth in Section 2.3, or (b) if Stepan elects to abandon a proposed Joint Development Plan or elects not to pay a Joint Development Reservation Fee as set forth in Section 3.4 then, notwithstanding anything herein to the contrary and without limiting the licenses granted in Section 6.3(c)(ii), Stepan hereby grants, and shall grant, to ERS an [***].

6.5. Intellectual Property upon Failure of ERS to Meet Milestones. Upon the conversion of a Joint Development Activity to non-exclusive as set forth in the last sentence of Section 3.6,

(a) Stepan, in its sole discretion, may elect to cease activities with respect to such Joint Development Activity, in which case any Derivatives and Applications Intellectual Property developed during the Initial Screening Phase and pursuant to such Joint Development Activity prior to Stepan’s election to cease activities shall be treated in accordance with Section 6.4, or

(b) if Stepan, in its sole discretion elects not to cease activities with respect to such Joint Development Activity in some portion of the Joint Development Activity Field, and Stepan continues to perform inside the applicable Joint Development Activity Field, then:

(i)	ERS hereby grants, and shall grant, to Stepan a [***];

(ii)	Stepan hereby grants, and shall grant, to ERS a [***];

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

(iii)	ERS shall use commercially reasonable efforts to supply Product or Developed ERS Product to Stepan on mutually agreed upon acceptable and non-exclusive commercial terms consistent with the provisions as set forth in Section 4.1 with respect to the sale of any Products, Developed ERS Products and Derivatives hereunder. Without limiting Section 3.6, if ERS is unable to meet any Milestone related to supply of Products or Developed ERS Products, ERS will use commercially reasonable best efforts to remedy any supply disruption as promptly as possible, including through the use of alternative toll manufacturers or suppliers; and

(iv)	ERS hereby grants, and shall grant, to Stepan an [***].

Notwithstanding the fact that Non-Field Applications Intellectual Property is intended to apply to applications outside of the Field (as may be modified during and after the Initial Screening Phase in the event of Stepan’s abandonment and to account for the formation of Joint Development Activity Fields as set forth herein) only, the foregoing licenses under Non-Field Applications Intellectual Property set forth in Section 6.5(b)(i) and Section 6.5(b)(iv) shall apply if and to the extent any such Non-Field Applications Intellectual Property applies to any applications within the applicable Joint Development Activity Field, and such licenses shall apply to use of such Non-Field Applications Intellectual Property solely within the applicable Joint Development Activity Field.

6.6 Certain Post-Termination Licenses and Transfers.

(a) Termination by ERS for Stepan’s Failure to Meet Milestones. If ERS terminates a Joint Development Plan pursuant to Section 11.3 due to Stepan’s failure to meet a Milestone, then

(i)	Stepan hereby grants, and shall grant, to ERS a [***]; and

(ii)	ERS hereby grants, and shall grant, to Stepan a [***];

(iii)	With respect to the use and sale by Stepan of any Products, Developed ERS Products, and/or Derivatives under Section 6.6(a)(ii), Stepan shall source all of its requirements for such Products and/or Developed ERS Products from ERS; provided, however, that if ERS is unable to supply all or a portion of Stepan’s requirements for such Products and/or Developed ERS Products, Stepan may source that portion of its requirements for such Products and/or Developed ERS Products that ERS is unable to supply from a third party, and may enter into a contractual arrangements with any such third party provided that such contractual arrangements shall not have terms of more than one (1) year in duration. ERS will use commercially reasonable efforts to supply Product or Developed ERS Product to Stepan on mutually agreed upon acceptable commercial terms consistent with the provisions as set forth in Section 4.1 and Section 4.2 with respect to the sale of any Products, Developed ERS Products, and Derivatives hereunder (provided that subsection (a) of Section 4.2 with respect to limitations on ERS’s supply of Products to third parties shall not apply); and

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

(iv)	ERS hereby grants, and shall grant, to Stepan an [***].

Notwithstanding the fact that Non-Field Applications Intellectual Property is intended to apply to applications outside of the Field (as may be modified during and after the Initial Screening Phase in the event of Stepan’s abandonment and to account for the formation of Joint Development Activity Fields as set forth herein) only, the foregoing licenses under Non-Field Applications Intellectual Property set forth in Section 6.6(a)(ii) and Section 6.6(a)(iv) shall apply if and to the extent any such Non-Field Applications Intellectual Property applies to any applications within the applicable Joint Development Activity Field, and such licenses shall apply to use of such Non-Field Applications Intellectual Property solely within the applicable Joint Development Activity Field.

(b) Stepan Elective Termination. If a Joint Development Plan is terminated by Stepan pursuant to Section 11.4, then Stepan shall grant to ERS an [***] such applicable Joint Development Activity Field.

6.7 Disclosure; Further Assurances. Each Party shall: (a) disclose promptly in writing to the other Party the existence of any Developed Intellectual Property (including any related data) as it is discovered, learned, created, or developed and, at the other Party’s request, disclose such information and detail regarding such Developed Intellectual Property as reasonably requested; (b) cooperate with and assist the other Party, at the other Party’s expense, to apply for, and to execute, any applications and/or assignments reasonably necessary to obtain, maintain, enforce, or protect any patent, copyright, trademark or other protection for Intellectual Property in such other Party’s name (consistent with the ownership provisions set forth above) as such other Party reasonably requests, and require its employees and contractors who have developed any Developed Intellectual Property to do the same (including in connection with the execution of any assignments from authors, creators, developers, or inventors of any Developed Intellectual Property); and (c) treat all Developed Intellectual Property owned by the other Party as Confidential Information of such other Party.

6.8 Rights to File; Abandonment. Each Party shall have the exclusive right at such Party’s expense to file, prosecute, issue, maintain, license (to the extent not inconsistent with this Agreement) and defend all patent applications and patents, throughout the world, containing solely that Party’s rights in any Developed Intellectual Property owned by that Party; provided that each Party shall disclose to the other Party any patent applications for Developed Intellectual Property developed hereunder prior and shall give such other Party a reasonable opportunity to review, comment and edit such applications. The Parties shall coordinate to minimize the overlap of claims for Non-Field Applications Intellectual Property and claims for Derivatives and Applications Intellectual Property in the same patent application, with the goal of separating patent applications for Non-Field Applications Intellectual Property from patent applications for Derivatives and Applications Intellectual Property with no claims of one type of Developed Intellectual Property being included in a patent application embodying the other type of Developed Intellectual Property. If either Party does not desire to maintain its interest in a patent or patent application derived from Developed Intellectual Property, it will offer to the other Party the application or patent in question with the right prosecute and maintain the patent application or patent solely for such other Party’s own benefit and at such other Party’s expense, in which case such Party shall assign all of its right, title and interest in and to such patent application or

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

patent to such other Party and takes such other acts (including executing such other documents and providing such other information) as reasonably requested by such other Party to effectuate the foregoing.

6.9 No Obligation to License; Reserved Rights. Except as expressly set forth herein, (a) nothing in this Agreement shall be construed to require either Party to disclose or license to the other Party, or grant the other Party access to, any of its Intellectual Property, including, without limitation, any of its Developed Intellectual Property, and (b) each Party expressly reserves all rights in and to its Intellectual Property, including, without limitation, any of its Developed Intellectual Property.

6.10 Royalties and Royalty Payments. If either Party sells any [***] pursuant to Section 6.5(b) or Section 6.6(a), under any patents or patent applications included in Derivatives and Applications Intellectual Property, in the case of Stepan, or Product Intellectual Property or Non-Field Applications Intellectual Property, in the case of ERS, that Party shall pay the other Party a royalty in an amount set forth in the applicable Joint Development Plan (based on a percentage of EBIT) on all sales of such [***] in the applicable Joint Development Activity Field in each agreed-upon royalty period until the expiration of the last such patent to expire or until the final rejection of the last such patent application outstanding (whichever is later); provided that Stepan shall not be required to pay any such royalty if Stepan purchases from ERS the applicable Products or Developed ERS Products utilized to make [***]. Each Party shall make royalty payments to the other Party due hereunder within [***] made and shall provide with such payments to the other Party a sales and royalty report with reasonable supporting detail regarding the sales and EBIT on which such royalty. Each Party shall have the right, through its designated independent auditor, no more than once in any period of twelve (12) consecutive months and upon at least fifteen (15) days advance notice to the other Party, to review the books and records of such other Party related to such sales of covered [***] and corresponding EBIT for the sole purpose of verifying the accuracy of royalty payments by such other Party hereunder. If any such audit discovers an underpayment of royalties hereunder, the auditing Party shall provide notice thereof to the audited Party and the audited Party shall pay any undisputed underpaid royalties hereunder within forty-five (45) days of such notice. If the audited Party disputes the results of any audit hereunder, the Parties shall address such dispute through the procedures specified in Section 13.1. The royalty amount for any license identified herein as royalty-bearing shall be set forth in the applicable Joint Development Plan (based on a percentage of EBIT for the applicable [***]).

7. Confidential Information.

7.1. Duty of Confidentiality. Each Party acknowledges that (a) it has received Confidential Information of the other Party prior to the Effective Date under a prior confidentiality agreement and in furtherance of entering into this Agreement, and (b) it may acquire Confidential Information of the other Party in connection with its performance of its obligations set forth in this Agreement. Any Party disclosing Confidential Information hereunder shall clearly mark such Confidential Information using words such as “confidential” or “proprietary” or other words clearly indicating its confidential nature and, with respect to Confidential Information disclosed orally, shall provide a written summary of such Confidential

Information and confirm the confidential nature of any such Confidential Information in writing within thirty (30) days of its disclosure. During the term of this agreement and for five (5) years after the Term, each Party shall hold all Confidential Information of the other Party in confidence, using the same degree of care to prevent unauthorized disclosure or access that it uses with its own confidential information of similar type (but in no event using less than a reasonable degree of care), and shall not disclose such Confidential Information to others, allow others to access it, or use it in any way, commercially or otherwise, except in furtherance of performing its obligations under this Agreement; provided, however, that each Party may disclose Confidential Information to its Affiliates and to its and their attorneys, accountants and other confidential advisors who need to know such information for the purpose of assisting such Party in connection with the transactions contemplated herein or the subject matter hereof that are bound by a duty of confidentiality of even scope herewith and to bona fide potential investors, acquirers, or lenders that are bound by confidentiality agreements of even scope herewith. Any Confidential Information transmitted to an employee or affiliate of the receiving Party shall be considered as transmitted to the receiving Party. Any information disclosed by an employee or affiliate of the disclosing Party shall be considered to be disclosed by the disclosing Party.

7.2. Exclusions. Confidential Information shall not include information if and to the extent the receiving Party can prove such information:

(a)	is or becomes known to the public other than by disclosure by the receiving Party in violation of this Agreement;

(b)	was known to the receiving Party previously, without a duty of confidentiality and as evidenced by tangible records of such knowledge;

(c)	was independently developed by the receiving Party outside of this Agreement and the Services and without access to any Confidential Information of the disclosing Party; or

(d)	was rightfully obtained by the receiving Party from third parties without a duty of confidentiality.

7.3. Permitted Disclosure. If a Party is requested to disclose all or any part of any Confidential Information of the other Party under a discovery request, a subpoena, or inquiry issued by a court of competent jurisdiction or by a judicial, administrative, regulatory or governmental agency or legislative body or committee, the Party so requested shall, to the extent practicable and subject to applicable laws, give prompt written notice of such request to such other Party and shall give such other Party the opportunity to seek an appropriate confidentiality agreement, protective order or modification of any disclosure or otherwise intervene, prevent, delay or otherwise affect the response to such request and the receiving Party shall, at such other Party’s expense, cooperate in such efforts.

7.4. Return of Confidential Information. Upon termination or expiration of this Agreement, or at any time with respect to particular Confidential Information not required by the receiving Party to perform such receiving Party’s obligations under this Agreement, upon request by the disclosing Party the receiving Party shall (a) return to the disclosing Party all Confidential

Information disclosed by such disclosing Party hereunder and all copies thereof that are in the receiving Party’s possession or control, and (b) use commercially reasonable efforts to delete from its computers, databases, and servers any electronic copies of all such Confidential Information; provided, however, that (i) each Party may retain one (1) copy of any Confidential Information for its internal legal files or the files of its outside counsel, and (ii) the foregoing shall not require a receiving Party to return any Confidential Information that is integrated with any Developed Intellectual Property owned by such receiving Party.

7.5. Termination of Prior Confidentiality Agreement. The Parties hereby terminate the prior Confidentiality Agreement entered into by the Parties dated as of October 6, 2009, which Confidentiality Agreement is hereby superseded and replaced in its entirety by this Agreement and the confidentiality provisions set forth herein. The Parties acknowledge and agree that any confidential or proprietary information provided under such Confidentiality Agreement is Confidential Information for purposes of, and subject to, this Agreement.

7.6. Publicity. Neither Party shall, without the prior written consent of the other Party or except as otherwise expressly permitted in a Joint Development Plan: (a) use in advertising, publicity, or otherwise in connection with any product developed hereunder, any trade name, trademark, trade device, service mark, or symbol owned by the other Party; or (b) represent, either directly or indirectly, that any product or service of the other Party is a product or service of such Party, or vice versa.

7.7. Disclosure of Relationship, Press Releases and Marketing Plan. Notwithstanding Section 7.6 or anything else to the contrary in this Agreement, (a) each Party shall have the right to disclose the existence of the Parties’ relationship under this Agreement, (b) the Parties shall jointly develop and issue a press release relating to this Agreement and their relationship hereunder promptly within thirty (30) days after execution of the Agreement, and (c) the Parties shall jointly develop, in connection with any Joint Development Plan, an agreed marketing plan that includes the use of the Parties’ names and identification of the Parties’ respective products or contributions with respect to the Products developed hereunder.

8. Representations and Warranties of the Parties.

8.1 Representations and Warranties by both Parties. Each Party hereby represents and warrants to the other that such Party has full power and authority to enter into this Agreement, to carry out such Party’s obligations hereunder, and to grant the rights set forth herein, and that the provisions set forth in this Agreement constitute legal, valid, and binding obligations of such Party enforceable against such Party in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending.

8.2 Representations and Warranties by ERS. ERS hereby represents and warrants to Stepan that ERS has not previously granted and will not grant to any third party any rights in conflict with any licenses granted to Stepan hereunder; no consent, license, release, approval or immunity is required from any third party for ERS to enter into and perform its obligations under this Agreement except for any consents, licenses, releases, approvals or immunities which have been obtained. In the event of any material breach of the foregoing representation and warranty as it relates to any existing or future licenses granted by ERS to any third party, including but not limited to, consultants, laboratories, universities, research centers, research and development contractors, and other contractors, Stepan will grant ERS an opportunity, after receipt of any notice from Stepan, ninety (90) days to cure such breach with such third party. In the event the breach remains uncured after ninety (90) days, Stepan reserves the right to proceed directly to a court with competent jurisdiction. The Parties agree that the Court may determine in its sole discretion, an appropriate remedy or remedies for an ERS breach which may include, but not be limited to, in whole or in part, (i) reformation of contract, (ii) appropriate money damages, including any costs, losses, or expenses (including reasonable attorney fees incurred), and/or (iii) any equitable or other remedy as the Court may determine in its sole discretion as being appropriate to remedy the breach, and the Parties hereby waive any right to contest the authority of such Court to adopt any such remedy or remedies.

9. Indemnification

9.1. Indemnification by Stepan. Stepan shall defend, indemnify and hold harmless ERS and its Affiliates and its and their officers, directors, employees, agents and representatives from all claims, judgments, damages, liabilities, actions, demands, costs, expenses, or losses, including, without limitation, reasonable attorneys’ fees and costs, to the extent resulting from, arising out of, or in connection with, any third party claim arising out of or related to: (a) any claim of the infringement or misappropriation of any third party Intellectual Property rights related to any Derivative developed, provided or sold by Stepan (but excluding any Product provided by ERS to Stepan) or its method of manufacture or any materials provided by Stepan in connection with the Joint Development Activities; (b) any gross negligence or willful misconduct of Stepan; or (c) any violation of any statute, ordinance, or regulation by Stepan.

9.2. Indemnification by ERS. ERS shall defend, indemnify and hold harmless Stepan and its Affiliates and its and their officers, directors, employees, agents and representatives from all claims, judgments, damages, liabilities, actions, demands, costs, expenses, or losses, including, without limitation, reasonable attorneys’ fees and costs, to the extent resulting from, arising out of, or in connection with, any third party claim arising out of or related to: (a) any claim of the infringement or misappropriation of any third party Intellectual Property rights related to any Product or Developed ERS Product or its method of manufacture or any materials provided by ERS in connection with the Joint Development Activities; (b) any gross negligence or willful misconduct of ERS; or (c) any violation of any statute, ordinance, or regulation by ERS.

9.3. Indemnification Procedures. A Party seeking indemnification under this Article 9 shall promptly notify the other Party in writing of any action, claim or liability in respect of which such Party or any related indemnified party intends to claim such indemnification. The Party seeking indemnification shall permit, and shall cause its related indemnified parties to permit, the indemnifying Party to settle any such action, claim or liability and agrees to the control of such defense or settlement by the indemnifying Party; provided, however, that such settlement does not adversely affect the indemnified Party’s (or any related indemnified party’s)

rights hereunder or impose any obligations on the indemnified Party or any related indemnified party in addition to those set forth herein. The indemnified Party shall not settle any such action, claim or liability without the prior written consent of the indemnifying Party, and the indemnifying Party shall not be responsible for any attorneys’ fees or other costs incurred other than as provided herein. The indemnified Party and its related indemnified parties and their respective employees and agents, shall cooperate fully with the indemnifying Party and its legal representatives in the investigation and defense of any action, claim or liability covered by this Article 9. An indemnified Party shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

9.4. Mitigation. Each Party shall use reasonable commercial efforts to mitigate any damages incurred by it on account of a third party claim subject to indemnification hereunder.

9.5. Insurance. Each Party shall maintain comprehensive general liability insurance, including products liability and contractual liability coverage, in an amount and for a time period that will cover the liability assumed by that Party under this Agreement. Each Party shall provide the other with a certificate of insurance evidencing the existence of these coverages upon request.

10. Limitations of Liability and Disclaimers.

10.1. Exclusion of Certain Damages. IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES OR ITS OR THEIR RESPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUB-CONTRACTORS, REPRESENTATIVES, MEMBERS, AFFILIATES, SUCCESSORS, OR ASSIGNS BE LIABLE TO THE OTHER PARTY, OR ITS SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUB-CONTRACTORS, REPRESENTATIVES, MEMBERS, AFFILIATES, SUCCESSORS, OR ASSIGNS FOR, AND EACH PARTY HEREBY EXPRESSLY WAIVES RIGHTS TO, ANY INDIRECT, ECONOMIC, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS, LOSS OF BUSINESS REVENUE OR EARNINGS, LOSS OF USE, LOSS OF DATA, LOSS OF SAVINGS, LOSSES BY REASON OF COST OF CAPITAL, OR A FAILURE TO REALIZE EXPECTED SAVINGS) DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY, THIS AGREEMENT, WHETHER OR NOT SUCH DAMAGES COULD REASONABLY BE FORESEEN OR THEIR LIKELIHOOD HAS BEEN DISCLOSED TO THE OTHER PARTY, AND REGARDLESS OF WHETHER A CLAIM IS BASED ON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT, OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

10.2. Exceptions. The exclusion of certain damages in Section 10.1 shall not apply to: (a) the indemnification obligations set forth in Article 9; (b) liabilities (including, without limitation, any related indemnification obligations) caused by, or arising from, a Party’s gross negligence, willful misconduct, intentional breach, fraud or violation of law; or (c) a Party’s willful or intentional disclosure of the Confidential Information of the other Party in violation of Article 6.10 that results in the loss of the confidential status of such Confidential Information.

10.3. Risk of Failure. Each Party recognizes and assumes the significant risks associated with designing, developing and manufacturing Products, Developed ERS Products, Derivatives, or other products in accordance with this Agreement and the Joint Development Plan. Specifically, each Party individually assumes the risks that: (a) neither Party will develop

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

any products or processes that meet customer requirements or the goals of the Joint Development Plan; and (b) the market will fail to accept such products, or the market will fail to accept such products to the level anticipated by ERS or Stepan as of the Effective Date. Although ERS and Stepan will use commercially reasonable efforts to implement and execute each Joint Development Plan, no expenditures by either Party hereunder will be reimbursed because the development of any products or processes has been unsuccessful. EXCEPT AS OTHERWISE EXPLICITLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS TO THE OTHER PARTY ANY EXPRESS OR IMPLIED WARRANTY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING OUT OF ITS PERFORMANCE UNDER THIS AGREEMENT OR ITS ATTEMPTED DEVELOPMENT OF A PRODUCT OR PROCESS PURSUANT TO THIS AGREEMENT.

11. Term and Termination.

11.1. Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated as set forth below, shall expire on the date that is [***] after the Effective Date; provided, however, that the Parties shall meet promptly after the [***] anniversary of the Effective Date to discuss renewal and may, by mutual agreement, extend the term for a mutually agreed upon renewal period at least six (6) months prior to the expiration of the initial [***] Term. Unless otherwise set forth in any other commercial agreement entered into by the Parties, the termination of this Agreement shall not result in the termination of any such other commercial agreements (and any separate licenses to Intellectual Property granted thereunder).

11.2. Termination for Cause. Either Party may terminate this Agreement if the other Party commits a material breach of this Agreement and fails to cure such breach, or, if such breach is incapable of cure, fails to take all commercially reasonable measures to cure such breach, within thirty (30) days of receipt of written notice of such breach by the non-breaching Party. In addition, either Party may terminate this Agreement upon sixty (60) days advance written notice if: (a) the other Party (i) files for bankruptcy, (ii) becomes or is declared insolvent, (iii) is the subject of any proceedings related to its liquidation, insolvency or the appointment of a receiver or similar officer for it, which proceedings are not dismissed within sixty (60) days after their commencement, or (iv) makes an assignment of all or substantially all of its assets or properties for the benefit of its creditors; or (b) the other Party purchases, directly or indirectly, all or substantially all of the assets of a Competitor of such Party or fifty percent (50%) or more of the stock of a Competitor of such Party, or a Competitor of the terminating Party purchases, directly or indirectly, all or substantially all of the assets of such other Party or fifty percent (50%) or more of the stock of such other Party.

11.3. Termination of Joint Development Plan for Failure to Meet Milestones. ERS shall have the right, but not the obligation, to terminate a Joint Development Plan by notice to Stepan upon Stepan’s failure to meet Milestones under such Joint Development Plan in the circumstances set forth in Section 3.5 and in accordance with the terms thereof. Upon such a termination of such Joint Development Plan, Section 6.6(a) will apply with respect to certain Intellectual Property licenses and related commercialization after such termination.

11.4. Stepan Elective Termination of Joint Development Plan. Stepan shall have the right, but not the obligation, to terminate a Joint Development Plan on at least thirty (30) days notice to ERS if, in its reasonable determination, the Joint Development Activities thereunder are not technically feasible or commercially viable. Upon such a termination of such Joint Development Plan, (a) the Parties shall immediately cease all Joint Development Activities with respect thereto and the exclusivity with respect to the applicable Joint Development Activity Field as set forth in Section 3.3 and any exclusivity with respect to ERS’s supply of Products in connection therewith as set forth in Section 4.2 shall immediately cease, and (b) Section 6.6(b) will apply with respect to certain Intellectual Property licenses after such termination. If, in the two (2) years following Stepan’s notice of such termination, ERS seeks to further develop any technology related to the Derivatives and Applications Intellectual Property licensed to ERS pursuant to Section 6.6(b) in the Joint Development Activity Field applicable to a Joint Development Plan terminated by Stepan under this Section 11.4, ERS shall notify Stepan of such intent and Stepan shall, at its option, have an exclusive negotiating window of thirty (30) days following such notice during which the Parties shall negotiate in good faith with respect to re-establishing a mutually agreeable Joint Development Plan related to the previously terminated Joint Development Activities. If the Parties are unable to agree upon such a re-established Joint Development Plan or if Stepan elects not to seek to re-establish such a Joint Development Plan, ERS shall be free to further develop such technology itself or in collaboration with one or more third parties without further obligation to Stepan.

11.5. Termination for Failure to Establish a Joint Development Activity. Either Party will have the right but not the obligation, to terminate this Agreement upon thirty (30) days prior written notice to the other Party if (a) the Parties are unable to establish a Joint Development Plan by the conclusion of the Initial Screening Phase, or (b) if sixty (60) consecutive days have elapsed at any point during the Term during which time there has been no Joint Development Plan in effect.

11.6. Survival. The obligations of the Parties under this Agreement that the Parties have expressly agreed shall survive termination or expiration of this Agreement or that, by their nature, would continue beyond the expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement for any reason. Without limiting the generality of the foregoing, the Parties intend that the following Articles and Sections survive expiration or termination of this Agreement: Article 1, Section 6.2(a), Section 6.2(b), Section 6.2(c)(ii), Section 6.3(a), Section 6.3(b), Section 6.3(c)(ii), Section 6.3(c)(iii), Section 6.4, Section 6.5, Section 6.6, Section 6.7, Section 6.8, Section 6.9, Section 6.10, Article 7, Article 9, Article 10, this Section 11.6, Article 12, and Article 13 of this Agreement.

12. Non-Solicitation.

During the Term of this Agreement and for a period of one (1) year thereafter, neither Party shall solicit the services of, hire, or engage in a business relationship with, any of the employees of the other Party for the benefit of such Party, except in responses to public, non-targeted advertisements for employment or consultancy. Each Party understands and acknowledges that this obligation regarding solicitation is necessary and reasonable to protect the other Party’s legitimate business interests, including trade secrets, Confidential Information, Intellectual Property, and the goodwill associated with such other Party’s business, and is provided by such Party as further inducement for such other Party to enter into this Agreement.

13. Dispute Resolution.

13.1. Escalation. The Parties shall first attempt to resolve any dispute relating to this Agreement within the Executive Team, the members of which shall work together in good faith to resolve any such dispute. If the Executive Team is unable to resolve any dispute after good faith efforts to do so or after agreeing that the dispute should be resolved by senior management, the Executive Team shall escalate such dispute to one (1) senior executive of each Party, which senior executives shall promptly work together in good faith to resolve such dispute.

13.2. Court Proceedings; Venue. If the Parties are unable to resolve any dispute relating to this Agreement by negotiation under Section 13.1 after good faith efforts to do so except as set forth in Section 3.4, either Party may submit such dispute to a court of competent jurisdiction in Chicago, Illinois by filing a lawsuit. ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT IN THE STATE OR FEDERAL COURTS WITHIN COOK COUNTY, ILLINOIS, AND THE PARTIES IRREVOCABLY AGREE TO THE EXCLUSIVE JURISDICTION OF, AND EXCLUSIVE VENUE IN, SUCH COURTS FOR SUCH PURPOSES AND EACH PARTY HEREBY WAIVES ANY CLAIM OR DEFENSE THAT SUCH FORUM IN SUCH COURTS IS NOT CONVENIENT OR PROPER.

13.3. Equitable Relief. Notwithstanding Section 13.1, either Party may make a court filing or take whatever actions are necessary at any time to seek an injunction or other equitable relief where there is a likelihood of immediate and irreparable harm to its interests.

14. General.

14.1. Joint Development Plans. The Joint Development Plans, when mutually agreed upon in writing and signed by the Parties, form part of this Agreement and shall have full force and effect as if expressly set out in the body of this Agreement, and reference to this Agreement shall include the attached Joint Development Plans. If any conflict arises between any term, condition or provision of a Joint Development Plan and any term, condition or provision of this Agreement, the applicable term, condition or provision of this Agreement shall prevail.

14.2. Entire Agreement; Amendment. This Agreement and any Joint Development Plan(s) constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements, understandings of the Parties, and written or oral representations of either Party with respect to the subject matter of this Agreement, including any letter of intent, memorandum of understanding or confidentiality agreement executed by the Parties. This Agreement shall not be amended or modified except by a written instrument executed by an authorized representative of each Party.

14.3. Notices. Any notice under this Agreement is to be sent by overnight courier or certified or registered mail, return receipt requested, to the address specified below or such other address as the receiving Party specifies in writing, and will be effective upon its mailing as specified.

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

To ERS :	Elevance Renewable Sciences Inc. 175 E. Crossroads Parkway, Bolingbrook, Illinois 60440 Attn: [***] Ph: [***] Fax: [***]

with a copy (which shall not constitute notice) sent to:	Elevance Renewable Sciences Inc. 175 E. Crossroads Parkway, Bolingbrook, Illinois 60440 Attn: [***] Ph: [***] Fax: [***]

To Stepan:	Stepan Company 22 West Frontage Road Northfield, IL 60093 Attn: [***] V.P. Business Management-Surfactants Ph: [***] Fax: [***]

with a copy (which shall not constitute notice) sent to:	Stepan Company 22 West Frontage Road Northfield, Il 60093 Attn: [***] V.P. and General Counsel Ph: [***] Fax: [***]

14.4. Assignment. This Agreement shall be binding on the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Any attempted assignment or delegation without such consent will be void. Notwithstanding the foregoing, either Party may freely assign this Agreement to a purchaser or successor in connection with a merger, reorganization, or sale (whether by sale of stock, assets, or otherwise) of all or substantially all of the business of the assigning Party to which this Agreement relates, without first obtaining the consent of the other Party, except any such assignment shall not affect a Party’s right to terminate this Agreement pursuant to Section 11.2(b).

14.5. Severability. If any provision of this Agreement is determined to be invalid or unenforceable the remaining provisions of this Agreement shall not be affected thereby and shall be binding upon ERS and Stepan and shall be enforceable and such provision shall be reformed to the extent necessary to render such provision valid and enforceable and to reflect the intent of the Parties to the maximum extent possible under applicable law.

14.6. Waiver of Default. The failure by either Party to insist upon strict performance of any of the provisions contained in this Agreement shall not constitute a waiver of its rights, at law or in equity, or a waiver of any other provisions or subsequent default by the other Party in the performance or compliance with any of the terms and conditions set forth in this Agreement.

14.7. Relationship of Parties. Each Party is an independent contractor of the other and neither Party nor any employee, agent or contractor of such Party shall be considered a partner, joint venturer, joint employer, principal, agent, or employee of the other Party.

14.8. Governing Law. This Agreement is to be governed by and construed in accordance with the internal laws of the State of Illinois, excluding that body of law pertaining to conflict of laws.

14.9. Jointly Drafted; Review by Counsel. The Parties have participated jointly in the negotiation and drafting of this Agreement and have had the opportunity to review the Agreement with counsel of their choosing. In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

14.10. Licenses in Bankruptcy. Each Party specifically acknowledges and agrees that any Intellectual Property licensed by it hereunder constitutes “intellectual property” for purposes of the United States Code, Title 11, Section 365(n). In the event of a Party’s bankruptcy and a subsequent rejection or disclaimer of this Agreement by a bankruptcy trustee or by such Party as a debtor-in-possession, whether under the law of the United States or elsewhere, or in the event of a similar action under applicable law, the other Party may elect to retain its licensed rights, subject to and in accordance with the provisions of the United States Code, Title 11, Section 365(n) or other applicable law. Notwithstanding the fact that other matters that may be subject to rejection or disclaimer are being addressed in connection with this Agreement, the Parties acknowledge and agree that it is the Parties’ intent that United States Code, Title 11, Section 365(n) shall continue to apply with respect to any Intellectual Property licensed to a Party hereunder in the event of a rejection or disclaimer of this Agreement by a bankruptcy trustee or by the other Party as a debtor-in-possession.

14.11. Further Assurances . Without limiting anything set forth in Article 6 or otherwise in this Agreement, each Party hereby agrees that from time to time, at the request of the other Party and without further consideration, it shall execute and deliver such other documents and take such other actions as the other Party may reasonably request and are reasonably necessary to implement this Agreement or to protect or perfect the Parties’ respective rights hereunder.

14.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

14.13. Force Majeure. No Party shall be considered in default or will be liable for any delay in performance or for any non-performance caused by circumstances beyond the reasonable control of such Party, including acts of God, explosion, fire, flood, accident, strike or other labor disturbance, war, sabotage, order or decree of any court or action of any governmental authority that cannot reasonably be controlled by the Party who failed to perform, and any time periods for performance set forth herein shall be tolled for the duration of any event arising from such circumstances.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties, by their respective authorized representatives, have signed this Agreement as of the Effective Date.

ELEVANCE RENEWABLE SCIENCES, INC.		STEPAN COMPANY

By:	/s/ K’Lynne Johnson	By:	/s/ John V. Venegoni
Name:	K’Lynne Johnson	Name:	John V. Venegoni
Title:	CEO	Title:	VP and GM

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

EXHIBIT A

Fields

The Surfactants Field shall be defined as and limited to (a) evaluation and use (subject to a Joint Development Plan) of specific Product(s) as feedstocks (b) derivatized via one or more of the following chemical reactions, and (c) for use in one or more of the market application areas specified below:

Surfactant Types:

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EXHIBIT B

Screening Milestones

EXHIBIT C

Joint Development Plan

Executive Teams

Technical Coordinators

Joint Development Activity Field

Joint Development Objectives and Expected Results

ERS and Stepan Inputs

Testing

Products to be Utilized

Derivatives to be developed and/or evaluated

Expected Results

Value Sharing

Exclusivity Fee

Development Milestones

Commercial Milestones

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

EXHIBIT D

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